TRADEMARK SECURITY AGREEMENT

            THIS TRADEMARK SECURITY AGREEMENT ("Agreement") is made as of February 12, 1997, by and between Country Star Restaurants, Inc., a Delaware corporation ("Borrower"), and Cameron Capital Ltd., a Bermuda corporation, as agent ("Agent") for "Lenders" (as defined below).

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Loan and Security Agreement of even date herewith by and among Borrower, the financial institutions which from time to time may become parties thereto (collectively, "Lenders"), and Agent (as the same may from time to time be amended, restated, modified or supplemented, the "Loan Agreement"), Agent and Lenders have agreed, among other things and subject to certain conditions precedent, to make loans and other financial accommodations to Borrower;

            WHEREAS, Agent and Lenders have required Borrower to execute and deliver this Agreement (i) in order to secure the prompt and complete payment, observance and performance of all of the Obligations under the Loan Agreement and the Loan Documents and (ii) as a condition precedent to providing certain loans and financial accommodations under the Loan Agreement;

            NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

            1.    Defined Terms.

            (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Loan Agreement shall have the meaning specified for such term in the Loan Agreement.

            (b) The words "hereof," "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

            (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

            2. Incorporation of Premises. The premises set forth above are incorporated into this Agreement by this reference thereto and are made a part hereof.


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

            3. Incorporation of the Loan Agreement. The Loan Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto.

            4. Security Interest in Trademarks. To secure the complete and timely payment, performance and satisfaction of all of the Obligations, Borrower hereby mortgages and grants, with power of sale, to Agent for the benefit of Agent and Lenders a first priority security interest in the following property and interests in property of Borrower, now owned or existing and hereafter acquired or arising:

            (i) trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on Schedule A attached hereto and made a part hereof, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, (d) the goodwill of Borrower's business symbolized by the foregoing and connected therewith, and (e) all of Borrower's rights corresponding thereto throughout the world (all of the foregoing trademarks, registered trademarks and trademark applications, and service marks, registered service marks and service mark applications, together with the items described in clauses (a)-(e) in this paragraph 4(i), are sometimes hereinafter individually and/or collectively referred to as the "Trademarks"); and

            (ii) rights under or interest in any trademark license agreements or service mark license agreements with any other party, whether Borrower is a licensee or licensor under any such license agreement, including, without limitation, those trademark license agreements and service mark license agreements listed on Schedule B attached hereto and made a part hereof, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements, and the right to prepare for sale and sell any and all Inventory now or hereafter owned by Borrower and now or hereafter covered by such licenses (all of the foregoing are hereinafter referred to collectively as the "Licenses").

            5. New Trademarks and Licenses. Borrower represents and warrants that, (a) the Trademarks listed on Schedule A include all of the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications now owned or held by Borrower, (b) the Licenses listed on Schedule B include all of the trademark license agreements and service mark license agreements under which Borrower is the licensee or licensor and (c) no liens, claims or security interests in such Trademarks and Licenses have been granted by Borrower to any Person other than Agent. If, prior to the termination of this


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Agreement,  Borrower shall (i) obtain rights to any new  trademarks,  registered trademarks,  trademark applications,  service marks, registered service marks or
service  mark  applications,   (ii)  become  entitled  to  the  benefit  of  any
trademarks, registered trademarks, trademark applications, trademark licenses, trademark license renewals, service marks, registered service marks, service mark applications, service mark licenses or service mark license renewals whether as licensee or licensor, or (iii) enter into any new trademark license agreement or service mark license agreement, the provisions of paragraph 4 above shall automatically apply thereto. Borrower shall give to Agent written notice of events described in clauses (i), (ii) and (iii) of the preceding sentence promptly after the occurrence thereof, but in any event not less frequently than on a quarterly basis. Borrower hereby authorizes Agent to modify this Agreement unilaterally (i) by amending Schedule A to include any future trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications and by amending Schedule B to include any future trademark license agreements and service mark license agreements, which are Trademarks or Licenses under paragraph 4 above or under this paragraph 5, and (ii) by filing, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on Schedule A or B thereto, as the case may be, such future trademarks, registered trademarks, trademark
applications,   service  marks,   registered  service  marks  and  service  mark
applications,   and  trademark  license  agreements  and  service  mark  license agreements.

            6. Royalties. Borrower hereby agrees that the use by Agent and Lenders of the Trademarks and Licenses as authorized hereunder in connection with Agent's and Lenders' exercise of their rights and remedies under paragraph 14 or pursuant to the Loan Agreement shall be coextensive with Borrower's rights thereunder and with respect thereto and without any liability for royalties or other related charges to Borrower from Agent or any Lender.

            7. Right to Inspect; Further Assignments and Security Interests. From and after the occurrence of an Event of Default, Borrower agrees that Agent, or a conservator appointed by Agent, shall have the right to establish such reasonable additional product quality controls as Agent or such conservator, in its sole and absolute judgment, may deem necessary to assure maintenance of the quality of products sold by Borrower under the Trademarks and the Licenses or in connection with which such Trademarks and Licenses are used. Borrower agrees not to sell or assign its respective interests in, or grant any license under, the Trademarks or the Licenses without the prior and express written consent of Agent.

            8. Nature and Continuation of Agent's Security Interest; Termination of Agent's Security Interest. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Trademarks and Licenses and shall terminate only when the Obligations have been paid in full and the Loan Agreement has been terminated. When this Agreement has terminated, Agent shall promptly execute and deliver to Borrower, at Borrower's expense, all termination statements and other instruments as may be necessary or proper to terminate Agent's security interest in the Trademarks and the Licenses, subject to any disposition thereof which may have been made by Agent pursuant to this Agreement or the Loan Agreement.


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            9. Duties of Borrower.  Borrower  shall have the duty, to the extent desirable in the normal conduct of Borrower's business, to: (i) prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, and (ii) make application for trademarks or service marks. Borrower further agrees (i) not to abandon any Trademark or License without the prior written consent of Agent, and (ii) to use its best efforts to maintain in full force and effect the Trademarks and the Licenses that are or shall be necessary or economically desirable in the operation of Borrower's business. Any expenses incurred in connection with the foregoing shall be borne by Borrower. Agent and Lenders shall not have any duty with respect to the Trademarks and Licenses. Without limiting the generality of the foregoing, Agent and Lenders shall not be under any obligation to take any steps necessary to preserve rights in the Trademarks or Licenses against any other parties, but Agent or Lenders may do so at its option from and after the occurrence of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of Borrower and shall be added to the Obligations secured hereby.

            10. Agent's Right to Sue. From and after the occurrence of an Event of Default, Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks and the Licenses and, if Agent shall commence any such suit, Borrower shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents required by Agent in aid of such enforcement. Borrower shall, upon demand, promptly reimburse Agent for all costs and expenses incurred by Agent in the exercise of its rights under this paragraph 10 (including, without limitation, reasonable fees and expenses of attorneys and paralegals for Agent).

            11. Waivers. Agent's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Agent thereafter to demand strict compliance and performance therewith nor shall any course of dealing between Borrower and Agent have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement shall be deemed to have been suspended or waived by Agent unless such suspension or waiver is in writing signed by an officer of Agent and directed to Borrower specifying such suspension or waiver.

            12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but the provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part hereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

            13. Modification. This Agreement cannot be altered, amended or modified in


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any way, except as  specifically  provided in paragraph 5 hereof or by a writing signed by the parties hereto.

            14. Cumulative Remedies; Power of Attorney. Borrower hereby irrevocably designates, constitutes and appoints Agent (and all Persons designated by Agent in its sole and absolute discretion) as Borrower's true and lawful attorney-in-fact, and authorizes Agent and any of Agent's designees, in Borrower's or Agent's name, to take any action and execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Agreement, from and after the occurrence of an Event of Default and the giving by Agent of notice to Borrower of Agent's intention to enforce its rights and claims against Borrower, to (i) endorse Borrower's name on all applications, documents, papers and instruments necessary or desirable for Agent in the use of the Trademarks or the Licenses, (ii) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks or the Licenses to anyone on commercially reasonable terms, (iii) grant or issue any exclusive or nonexclusive license under the Trademarks or, to the extent permitted, under the Licenses, to anyone on commercially reasonable terms, and (iv) take any other actions with respect to the Trademarks or the Licenses as Agent deems in its own best interest. Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations shall have been paid in full in cash and the Loan Agreement shall have been terminated. Borrower acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of Agent under the Loan Agreement, but rather is intended to facilitate the exercise of such rights and remedies.

            Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks or the Licenses may be located or deemed located. Upon the occurrence of an Event of Default and the election by Agent, during the continuance of such Event of Default, to exercise any of its remedies under Section 9-504 or Section 9-505 of the Uniform Commercial Code with respect to the Trademarks and Licenses, Borrower agrees to assign, convey and otherwise transfer title in and to the Trademarks and the Licenses to Agent or any transferee of Agent and to execute and deliver to Agent or any such transferee all such agreements, documents and instruments as may be necessary, in Agent's sole discretion, to effect such assignment, conveyance and transfer. All of Agent's rights and remedies with respect to the Trademarks and the Licenses, whether established hereby, by the Loan Agreement, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence of an Event of Default, Agent may exercise any of the rights and remedies provided in this Agreement, the Loan Agreement and any of the other Loan Documents.

            15. Successors and Assigns. This Agreement shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Agent and its nominees, successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower; provided, however, that Borrower


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shall not  voluntarily  assign or transfer its rights or  obligations  hereunder without Agent's prior written consent.

            16. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY IN ALL RESPECTS IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.

            17. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in the Loan Agreement.

            18. Section Titles. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

            19. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            20. Conflict with Loan Agreement. Should any term or provision of the Loan Agreement expressly conflict with the terms or provisions of this Agreement, such term or provision of the Loan Agreement shall govern and control.

                      [Signature Page Immediately Follows]


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            IN WITNESS  WHEREOF,  the  parties  hereto have duly  executed  this
Agreement as of the day and year first above written.


                                   COUNTRY STAR RESTAURANTS, INC.

                                   By: /s/ [ILLEGIBLE]
                                       -----------------------------------
                                        Title: CEO

                                   Accepted and agreed to as of the day and year first above written.

                                   CAMERON CAPITAL LTD.,
                                    as Agent

                                   By: /s/ [ILLEGIBLE]
                                       -----------------------------------
                                        Title: CEO


                [Signature Page to Trademark Security Agreement]


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                                   Schedule A
                                       to
                          Trademark Security Agreement
                          Dated as of February 12, 1997

                                   Trademarks

            None, except:

Trademark                     Registration Date       Registration No.
---------                     -----------------       ----------------

COUNTRY STAR                  January 26, 1971          906,886
COUNTRY STAR                  July 18, 1995           1,906,211
COUNTRY STAR                  January 9, 1996         1,947,489
  and Design
COUNTRY STAR                  April 16, 1996          1,967,853
COUNTRY STAR                  August 20, 1996         1,994,709
  and Design
DESIGN                        August 27, 1996         1,997,347

                     Trademark and Service Mark Applications

            None, except:

Trademark                     Application Date        Serial No.
---------                     -----------------       ----------------

RATTLESNAKE BARBECUE          June 24, 1994           74/541828
   SAUCE
COUNTRY STAR                  September 23, 1994      74/577440
COWBOY MAGI C                 June 30, 1995           74/695979
COWBOY SALT                   July 7, 1995            74/699555
RODEO OUTLAW                  July 21, 1995           74/703926
BRIMSTONE                     October 6 1995          75/002183
IT AIN'T COUNTRY              May 23, 1996            75/108862
    'TIL IT COOKS
AMERICAN MUSIC GRILL          June 13, 1996           75/118348


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                                   Schedule B
                                       to
                          Trademark Security Agreement
                            Dated as of February 12,

                               License Agreements

            None, except:


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STATE OF NEW YORK          )
                           )  SS
COUNTY OF NEW YORK         )

            The foregoing Trademark Security Agreement was acknowledged before me this 12th day of February, 1997, by Robert J. Schuster, a CEO and Secretary of Country Star Restaurants, Inc., a Delaware corporation, on behalf of such corporation.


                                        /s/ Thomas C. Letsou
                                        --------------------------------
                                        Notary Public
                                        ________ County, _________
                                        My commission expires:_______

                                                   THOMAS C. LETSOU
                                           Notary Public, State of New York
                                                   No. 02LE5045171
                                         Certificate filed in New York County
                                           Commission Expires June 12, 1997


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